UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported):  March 28, 2011

InspireMD, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-162168	26-2123838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Menorat Hamor St. Tel Aviv, Israel	67448
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-3-6917691

Saguaro Resources, Inc.
71 The Mead
Darlington, County Durham DL1 1EU
United Kingdom
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2011, our board of directors and stockholders adopted and approved the InspireMD, Inc. 2011 UMBRELLA Option Plan (the “2011 Umbrella Plan”).  The purpose of the 2011 Umbrella Plan is to provide an incentive to attract and retain employees, officers, consultants, directors, and service providers whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in our development and financial success.  A total of 9,468,100 shares of common stock are available for issuance under the 2011 Umbrella Plan.  Exhibit 10.1 contains the full text of the approved plan.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 28, 2011, our board of directors approved the amendment and restatement of our certificate of incorporation in order to, among other things, change our name to “InspireMD, Inc.” from “Saguaro Resources, Inc.,” changed our authorized capital from 130,000,000 shares of common stock, par value $0.0001 per share, to 125,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 million shares of “blank check” preferred stock, par value $0.0001 per share, and effect a 1-for-3 forward stock split. Our amended and restated certificate of incorporation also provides that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the General Corporation Law of the State Delaware, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. On March 28, 2011, stockholders representing the requisite number of votes necessary to approve the adoption of our amended and restated certificate of incorporation took action via written consent, approving the amended and restated certificate of incorporation. On March 28, 2011, we filed our amended and restated certificate of incorporation with the Secretary of State of the State of Delaware. The full text of our amended and restated certificate of incorporation is attached hereto as Exhibit 3.1.

On March 28, 2011, our board of directors approved the amendment and restatement of our bylaws in order to update and modernize our bylaws. The full text of our amended and restated bylaws is attached hereto as Exhibit 3.2. In addition, on March 28, 2011, our board of directors approved a change in our fiscal year from a fiscal year ending June 30 to a fiscal year ending on December 31. The change in our fiscal year will take effect on March 28, 2011 and, therefore, there will be no transition period in connection with this change of fiscal year-end. Our 2011 fiscal year will end on December 31, 2011.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Number	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation
3.2	Amended and Restated Bylaws
10.1	2011 Umbrella Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPIREMD, INC.

Date: April 1, 2011	By:	/s/ Craig Shore
	Name:	Craig Shore
	Title:	Chief Financial Officer

EXHIBIT INDEX

Number	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation
3.2	Amended and Restated Bylaws
10.1	2011 Umbrella Option Plan